SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                November 19, 1997
                        ---------------------------------
                        (Date of earliest event reported)


                       INTERNATIONAL AMERICAN HOMES, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                     0-13800                    22-2472608
----------------------            ------------           ----------------------
(State or Jurisdiction            (Commission               (I.R.S. Employer
of incorporation)                 File Number)           Identification Number)


              9950 Princess Palm Avenue, Suite 112, Tampa, FL 33619 (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (813) 664-1100



                                 Not Applicable
              (Former name, former address and former fiscal year,
                         if changed since last report)



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ITEM 5.  OTHER EVENTS

            On November 19, 1997 Registrant's Board of Directors directed Registrant's management to discontinue the building and sale of housing units and effect an orderly withdrawal from the housing market in the metropolitan Washington, D.C. area. Incident to such discontinuance and withdrawal, Registrant expects to take a charge against operations of $1,500,000 ($990,000 after tax, equal to $.36 per share) in the quarter ending December 31, 1997. Registrant's management believes that Registrant has cash flow and stockholders' equity that are adequate to absorb the charge.

            Registrant intends to complete all homes for which it has entered into non-contingent contracts, and to sell its model homes and excess lot inventory, in the metropolitan Washington, D.C. area. Management estimates that it will take approximately nine months to complete Registrant's withdrawal from the subject market.

            Registrant's home-building operations will continue in greater Tampa, Florida, where Registrant's subsidiary, Suarez Housing Corporation, is currently the second largest builder in that market in terms of new home deliveries this calendar year.

                               SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

                              INTERNATIONAL AMERICAN HOMES, INC.



                              By: /s/ Robert I. Antle
                                 ---------------------------------------
                                 Robert I. Antle
                                 Executive Vice President, Treasurer and
                                 Chief Financial Officer